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                                                                    EXHIBIT 10.3

                            PRIDE AMETHYST II LTD.
                         c/o Arias, Fabrega & Fabrega
                                 P.O. Box 985
                              Omar Hodge Building
                                 Wickham's Cay
                              Road Town, Tortola
                            British Virgin Islands


March 9, 2001

First Reserve Fund VII, Limited Partnership        BY FACSIMILE - (303) 382-1275
First Reserve Fund VIII, L.P.
c/o First Reserve Corp.
1801 California Street
Denver, Colorado 80202
Attention: Thomas R. Denison

Gentlemen:

          This letter sets forth certain agreements relating to ownership by First Reserve Fund VIII, L.P., a Delaware limited partnership ("Fund VIII"), and First Reserve Fund VII, Limited Partnership, a Delaware limited partnership ("Fund VII" and collectively with Fund VIII, "First Reserve") of shares of Pride Amethyst II Ltd., a British Virgin Islands company ("Amethyst II"), an affiliate of Pride International, Inc., a Louisiana corporation ("Pride"), in connection with Master Restructuring Agreement, dated as of March 9, 2001 (the "Master Agreement"), among Pride, Drillpetro, Techdrill, Fund VII, Fund VIII, Maritima Petroleo e Engenharia Ltda., a Brazilian limited liability company ("Maritima"), Amethyst II, and Pride Amethyst Ltd., a British Virgin Islands company ("Amethyst"). Capitalized terms used herein that are not otherwise defined shall have the respective meanings given them in the Master Agreement.

          (a) Limitations on Certain Actions. Pride and Amethyst II agree that they shall not (i) take or refrain from taking any action that could give rise to "unrelated business taxable income," within the meaning of Section 512(a) of the Code (as modified by Section 514 of the Code)("UBTI"), to First Reserve or its direct or indirect owners, or (ii) take or refrain from taking actions that could give rise to taxable income being recognized after the Closing Date by First Reserve unless Amethyst II makes a corresponding Tax Distribution during the year such income is recognized (or within 30 days thereafter); provided, however, that (A) a Tax Distribution shall not be required to the extent the Board of Directors of Amethyst II (the "Board") determines in good faith that Amethyst II does not have cash sufficient to make such distribution, and (B) any amount not distributed by reason of clause (A) shall carry forward and be distributed as a Tax Distribution as soon as Amethyst II has sufficient cash, as determined in good faith by the Board of Amethyst. For purposes of this Section
(a), the term "Tax Distribution" means, with respect to ordinary income (including short-term capital gain treated as ordinary income) or long-term capital gain, required to be recognized by First Reserve, an amount equal to such income multiplied by the sum of the highest marginal U.S. individual or

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corporate (whichever is highest in each jurisdiction) federal, state, and local tax rates applicable to ordinary income or long-term capital gain, as applicable, of a resident of New York City, New York, for the year in which the related amount is recognized. Unless the Board of Amethyst II determines in good faith that sufficient cash is not available, Amethyst II shall make Tax Distributions in amounts and on the dates that correspond to the estimated tax payment amounts and dates of a calendar year taxpayer.

          (b) Preparation of Tax Returns. Pride shall cause Amethyst II to prepare or cause to be prepared all tax returns required to be prepared and filed on a timely basis. Notwithstanding the foregoing, Pride shall cause Amethyst II to prepare or cause to be prepared and submit to First Reserve the IRS Form 1065, Schedule K-1, no later than the March 15 immediately succeeding each year during which First Reserve owns Amethyst II Shares.

          (c) Cooperation and Provision of Information. No later than the March 15 immediately succeeding each year during which First Reserve owns Amethyst II Shares, Pride and Amethyst II shall provide to First Reserve such information that is required in order to enable First Reserve to comply with the reporting obligations set forth in U.S. Treasury Regulation (S) 1.6038B-2 (it being understood that First Reserve will file such information as provided in U.S. Treasury Regulation (S) 1.6038B-2(a)(2)(second sentence)). Such information shall include any information required to be reported pursuant to U.S. Treasury Regulation (S) 1.6038B-2(a)(4). For purposes of this Section (c), it shall be assumed that the election by Amethyst II to be treated as a partnership for U.S. federal income tax purposes is an event reportable by First Reserve under
Section 6038B of the Code). Pride and Amethyst II shall cooperate as reasonably requested by First Reserve in order to enable First Reserve to comply with other tax reporting requirements in connection with the transactions contemplated by the Master Agreement and the ownership of the Amethyst II Shares.

          (d) U.S. Tax Treatment. The transactions and tax elections contemplated by the Master Agreement shall be treated by the parties for U.S. federal income tax purposes as follows: (i) the filing of the elections referred to in Section 9.01(d) of the Master Agreement shall result in a distribution of all of the assets of Amethyst to its shareholders pursuant to a complete liquidation of Amethyst for purposes of Section 331 of the Code and then a recontribution of such assets to Amethyst pursuant to Section 721 of the Code (the Amethyst II Shares shall be disregarded for this purpose and the shareholders of Amethyst II shall be treated as having received and contributed the assets of Amethyst II in such deemed liquidation and recontribution), (ii) the distribution of the Amethyst II Shares pursuant to this Agreement shall be treated as a distribution of the assets of Amethyst II by Amethyst (at a time when Amethyst is a partnership for U.S. income tax purposes) and a contribution of such assets by First Reserve, Pride, Drillpetro Inc. and Techdrill Inc. to Amethyst II (which shall be treated as a partnership following such distribution) pursuant to Section 721 of the Code, (iii) the fair market value of the net assets of Amethyst, plus the value represented by loans from owners (including the assets of Amethyst II), at the time of such deemed distribution described in clause (i), is $149,306,846 in the aggregate (the "Pre-Distribution Amethyst Value"), and (iv) the fair market value of the net assets of Amethyst II, at the time of the deemed distribution described in clause (ii), is $66,236,965 in the aggregate (the "Amethyst II Value"), (v) the surrender by First Reserve of the Amethyst Common Stock to Pride pursuant to the Exchange Agreement shall be treated as a purchase of a partnership interest by Pride for an amount equal to excess of the Amethyst Value

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over the Amethyst II Value (such difference, the "Post-Distribution Amethyst
Value"), and a cancellation of the Exchange Rights (as defined in the Master Agreement) attributable to the surrendered Amethyst Common Stock for an amount equal to the excess of the value of the 519,468 shares of Pride Common Stock on the Closing Date issued to First Reserve over the Post-Distribution Amethyst Value.

     This letter may be excluded in counterparts, which together constitute a single agreement. This letter may be delivered by delivery of facsimile signature pages.

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     If the foregoing is in accordance with the agreements and understandings between us, please so indicate by returning a signed counterpart of this letter.

Very truly yours,

PRIDE INTERNATIONAL, INC.


By: /s/ EARL W. MCNIEL
   ____________________________
     Earl W. McNiel
     Vice President

PRIDE AMETHYST II,  LTD.

By: /s/ EARL W. MCNIEL
   ____________________________
     Earl W. McNiel
     Treasurer

AGREED TO AND ACCEPTED
AS OF THIS 9TH DAY OF MARCH, 2001:

FIRST RESERVE FUND VIII, L.P.

By:  First Reserve GP VIII, L.P.,
     its General Partner

By:  First Reserve Corporation,
     its General Partner

By: /s/ THOMAS R. DENISON
   ____________________________
     Thomas R. Denison
     Managing Director

FIRST RESERVE FUND VII, L.P.

By:  First Reserve GP VII, L.P.
     its General Partner

By:  First Reserve Corporation
     its General Partner

By: /s/ THOMAS R. DENISON
   ____________________________
     Thomas R. Denison
     Managing Director

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